UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 6, 2023

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW, Suite 775 North, Washington, D.C .	20006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of William C. Trimble, III and Separation Agreement

On December 6, 2023, Easterly Government Properties, Inc. (the “Company”) and William C. Trimble, III entered into a Transition and Separation Agreement and Release, dated as of December 6, 2023 (the “Separation Agreement”), pursuant to which Mr. Trimble will retire from his positions as Chief Executive Officer and President of the Company and as a member of the Company’s board of directors (the “Board”) effective December 31, 2023 (the “Effective Date”). Mr. Trimble’s retirement is not the result of any disagreement or dispute between Mr. Trimble and the Company. In connection with Mr. Trimble’s retirement, also on December 6, 2023, the Board reduced the size of the Board from eight to seven members, to be effective following Mr. Trimble’s retirement on the Effective Date.

Pursuant to the terms of the Separation Agreement, Mr. Trimble will be entitled to a lump sum severance payment of $400,000 following the Effective Date and will remain eligible to receive his annual cash bonus for 2023 based on his performance during the year, payable at the same time and subject to the same conditions as then-current employees of the Company. In addition, Mr. Trimble’s long-term incentive units (“LTIP Units”) in Easterly Government Properties LP, the Company’s operating partnership, will be treated as follows: (i) all of the LTIP Units subject to only time-based vesting conditions will vest as of the Effective Date; and (ii) all of the LTIP Units subject to both time- and performance-based vesting conditions will remain eligible to be earned and will continue to vest following the Effective Date, with the number of LTIP Units earned under each award agreement to be calculated as of the end of the applicable performance period set forth in the corresponding award agreement in the same manner as if his retirement had not occurred. The foregoing payments and benefits are conditioned upon a customary release of claims in favor of the Company and compliance with the non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in the Separation Agreement.

This summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Darrell W. Crate and Promotions of Meghan G. Baivier and Allison E. Marino

Also on December 6, 2023, the Board appointed Darrell W. Crate, Chairman of the Board, to serve as Chief Executive Officer of the Company, effective January 1, 2024. Upon his appointment, William H. Binnie, currently the Board’s Lead Independent Director, will replace Mr. Crate as Chairman of the Board. Mr. Crate is expected to continue his service as a director following his appointment. In addition, on December 6, 2023, the Board promoted Meghan G. Baivier, Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company, to President and Chief Operating Officer of the Company, and Allison E. Marino, Senior Vice President and Chief Accounting Officer of the Company, to Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, effective, in each case, January 1, 2024. Biographical information for Mr. Crate, Ms. Baivier and Ms. Marino can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2023, which such information is incorporated herein by reference. There are no arrangements or understandings with any other person pursuant to which any of the foregoing appointments would occur, and there are no family relationships between any of Mr. Crate, Ms. Baivier and Ms. Marino, respectively, and any director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Transition and Separation Agreement and Release, dated as of December 6, 2023, among William C. Trimble, III, Easterly Government Properties, Inc., Easterly Government Properties Services, LLC and Easterly Government Properties LP

104	Cover Page Interactive Data File (embedded within the inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ Franklin V. Logan
Name:	Franklin V. Logan
Title:	Executive Vice President, General Counsel and Secretary

Date: December 7, 2023